UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2006

Century Aluminum Company
(Exact name of registrant as specified in its charter)

Delaware	0-27918	13-3070826
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2511 Garden Road Building A, Suite 200 Monterey, California	93940
(Address of principal executive offices)	(Zip Code)

(831) 642-9300
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 9, 2006, Century Aluminum of West Virginia, Inc. (“CWV”), a wholly-owned subsidiary of Century Aluminum Company (“Century”), entered into an Alumina Purchase Agreement (the “Agreement”) with Glencore AG (“Glencore”), a subsidiary of Glencore International AG. Under the terms of the Agreement, Glencore will supply CWV with 330 metric tons of alumina per year at a price negotiated annually based on the price for primary aluminum quoted on the London Metals Exchange. The Agreement is effective April 26, 2006 and will expire on December 31, 2009, unless sooner terminated or extended by agreement of the parties.

The foregoing description is qualified by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

The following exhibit is being furnished with this report:

Exhibit Number	Description
10.1	Alumina Purchase Agreement, effective April 26, 2006, between Century Aluminum of West Virginia, Inc. and Glencore AG.

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of U.S. federal securities laws. The Company has based its forward-looking statements on current expectations and projections about the future, however, these statements are subject to risks, uncertainties and assumptions, any of which could cause the Company's actual results to differ materially from those expressed in its forward-looking statements. More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in the Company's Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. The Company does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTURY ALUMINUM COMPANY

Date: May 10, 2006	By:	/s/ Robert R. Nielsen
Name: Robert R. Nielsen
Title: Executive Vice President, General Counsel and Secretary

3

Exhibit Number	Description
10.1	Alumina Purchase Agreement, effective April 26, 2006, between Century Aluminum of West Virginia, Inc. and Glencore AG.

4